EXHBIT 10.1

           SERVICE CONTRACT AGREEMENT BETWEEN HI-TEK MULTIMEDIA, INC.
                 AND INTERNET LOTO, INC. DATED OCTOBER 5, 2001



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HI-TEK
     .com



                           SERVICE CONTRACT AGREEMENT

This is a service agreement between HI-TEK Multimedia, Inc. (HI-TEK) and Internet LOTO, Inc. (ILOTO), dated OCTOBER 5, 2001. HI-TEK, an innovative new media marketing and technology company, proposes in Phase 1 (from July 1 - December 31, 2001) to provide marketing, production and consulting services as defined below:

PHASE I:

SERVICES                                                                 CHARGES

1.  MARKETING                                                           $150,000
    A.   Develop company name and identity
    B.   Design graphics, logo, letterhead, biz cards
    C. Register Domain Names (internetLOTO.com, internetLOTO.net, internetLOTO.org, LOTOinternet.com, theLOTO.com) - 1 year
    D. Acquired toll free phone numbers and domains 1866LOTO.com, 1-866-LOTO.com and 866LOTO.com (1 year)/1 (866) 568-6266
    E.   Application for Trademark/ Service mark internetLOTO(TM)
    F.   Develop initial marketing plan

2.  PRODUCTION                                                          $185,000
    A.   Design web site (front end)
    B.   Content development
    C.   Design Flash animation
    D.   Design corporate presentation
    E.   Design CD-ROM presentation
    F.   Design Internet online presentation
    G.   Print corporate presentations
    H.   Print biz cards
    I.   Print letterhead
    J.   Host and maintain web sites
    K.   Set up email accounts
    L.   Set up email server
    M.   Set up web site server
    N.   Set up database server
    O.   Identify Internet gaming licenses (to be determined)

3.  CONSULTING/INTERFACING WITH AMOEBA CORPORATION
    A.       Assist with Legal plan (file corporation)
    B.       Assist with developing Business plan
    C.       Research and analysis (Gaming and Lottery)

                                                        TOTAL CHARGES = $335,000


             3665 Ruffin Rd., Suite 115, San Diego, CA 92123 - USA,
                   Tel: (858) 571-8431 - Fax: (858) 571-8497




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Payments due to HI-TEK for work completed may be paid in increments as funds are received by ILOTO.

HI-TEK and ILOTO are entering this agreement with the full knowledge and understanding that the principals of both companies are related and in fact the same individuals. But those said principals desire to keep the business matters completely separate and therefore enter this agreement. HI-TEK has needs and other projects which are substantially different than that of ILOTO and it is the desire to keep those interests separate.

It is agreed by both parties that they do not wish to engage in stock for services as this will further entangle the parties. Therefore, it is agreed that HI-TEK will be fully compensated at a commercial rate for its services. Although it is acknowledge that these are below market value and provided by HI-TEK due to the special relationship between the parties. It is understood that the services may well be worth twice the charged price but are incorporated through the principals.

Attached is the ILOTO projections and executive summary and the parties incorporate that model for future work, which both parties agree to spend and devote their best efforts to achieving. ILOTO reserves the right to revoke the contract at anytime and HI-TEK agrees to accept reasonable accommodations to modifications of said plan and projections.

HI-TEK does not have any proprietary right in any product for ILOTO. ILOTO owns and has rights to all intellectual property matters and is hereby granted all such rights.

It is the intent within this agreement to compensate HI-TEK for work completed and work to be done in the future. HI- TEK will have no ownership rights in ILOTO and ILOTO will have no ownership rights in HI-TEK.

HI-TEK warrants and represents that it has substantial ties with foreign countries and that those ties will be used for the benefit of ILOTO. HI-TEK will use it's best efforts to promote and market ILOTO but does not give up any rights to market or cross market any other customer of HI-TEK.

Therefore, with the aforementioned prices and the references made in the prospective business plan the parties hereby agree that HI-TEK will fulfill the marketing needs of ILOTO in the future and be compensated as listed above for past works done on behalf of ILOTO.




/S/ LEE JOHNSON                10/5/01     /S/ THOMAS JOHNSON            10/5/01
---------------------------------------    -------------------------------------
Hi-Tek Multimedia, Inc.         Date       Internet LOTO, Inc.           Date








             3665 Ruffin Rd., Suite 115, San Diego, CA 92123 - USA,
                    Tel: (858) 571-8431 - Fax: (858) 571-8497